Exhibit 99.1

JLL Reports Record Third-Quarter Performance for 2015
Adjusted EPS up 11 percent to $2.52; fee revenue grows to $1.3 billion

CHICAGO, October 28, 2015 -- Jones Lang LaSalle Incorporated (NYSE: JLL) today reported adjusted earnings per share of $2.52, up from $2.27 in the prior year. Third-quarter fee revenue totaled $1.3 billion, up 17 percent in local currency from the third quarter of 2014. All percentage variances are calculated on a local currency basis.

•	Ongoing investment fuels broad-based fee revenue growth and margin expansion

•	Acquisition pace accelerates; 15 acquisitions year to date

•	LaSalle Investment Management continues strong performance and capital raise momentum

•	Robust pipelines in place for seasonally strong fourth quarter

•	Semi-annual dividend increases 7 percent to $0.29 per share

Summary Financial Results ($ in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014	2015	2014

Revenue	$1,501	$1,366	$4,078	$3,681
Fee Revenue[1]	$1,287	$1,181	$3,498	$3,144
Adjusted Net Income[2]	$114	$103	$249	$196
U.S. GAAP Net Income[2]	$110	$104	$243	$192
Adjusted Earnings per Share[2]	$2.52	$2.27	$5.47	$4.32
Earnings per Share	$2.43	$2.30	$5.34	$4.24
Adjusted EBITDA[3]	$190	$167	$438	$351
Adjusted EBITDA, Real Estate Services	$127	$99	$308	$243
Adjusted EBITDA, LaSalle Investment Management	$63	$68	$130	$108
See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this news release

CEO Comment:
“We completed another record quarter at JLL, with double-digit fee revenue growth across all service lines and geographic segments, healthy margin expansion and continued outstanding performance by LaSalle Investment Management,” said Colin Dyer, President and CEO. “We continue to invest strategically in the long-term growth of our company, and have excellent momentum as we move into 2016,” Dyer added.

JLL Reports Third-Quarter 2015 Results - Page 2

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Real Estate Services (“RES”)
Leasing	$417.8	$368.1	14%	19%
Capital Markets & Hotels	223.7	192.9	16%	26%
Property & Facility Management Fee Revenue[1]	270.7	259.6	4%	14%
Property & Facility Management	378.3	376.3	1%	10%
Project & Development Services Fee Revenue[1]	125.9	112.6	12%	21%
Project & Development Services	232.3	181.3	28%	43%
Advisory, Consulting and Other	115.0	105.1	9%	19%
Total RES Fee Revenue[1]	$1,153.1	$1,038.3	11%	17%
Total RES Revenue	$1,367.1	$1,223.7	12%	19%

LaSalle Investment Management ("LaSalle")
Advisory Fees	$60.7	$60.9	—%	7%
Transaction Fees & Other	5.0	10.8	(54)%	(50)%
Incentive Fees	68.5	70.6	(3)%	8%
Total LaSalle Revenue	$134.2	$142.3	(6)%	3%

Total Firm Fee Revenue[1]	$1,287.3	$1,180.6	9%	17%
Total Firm Revenue	$1,501.3	$1,366.0	10%	19%

n.m. - not meaningful

JLL Reports Third-Quarter 2015 Results - Page 3

Consolidated Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Real Estate Services (“RES”)
Leasing	$1,103.8	$1,004.1	10%	14%
Capital Markets & Hotels	623.9	492.3	27%	38%
Property & Facility Management Fee Revenue[1]	790.8	762.8	4%	12%
Property & Facility Management	1,115.8	1,093.2	2%	10%
Project & Development Services Fee Revenue[1]	348.5	302.9	15%	25%
Project & Development Services	603.5	508.8	19%	33%
Advisory, Consulting and Other	331.1	306.1	8%	18%
Total RES Fee Revenue[1]	$3,198.1	$2,868.2	12%	19%
Total RES Revenue	$3,778.1	$3,404.5	11%	20%

LaSalle Investment Management ("LaSalle")
Advisory Fees	$181.3	$176.8	3%	11%
Transaction Fees & Other	19.5	19.8	(2)%	7%
Incentive Fees	99.3	79.5	25%	38%
Total LaSalle Revenue	$300.1	$276.1	9%	18%

Total Firm Fee Revenue[1]	$3,498.2	$3,144.3	11%	20%
Total Firm Revenue	$4,078.2	$3,680.6	11%	20%

n.m. - not meaningful

Consolidated Performance Highlights:

•
Consolidated fee revenue for the third quarter was $1.3 billion, up 17 percent from 2014. Growth was broad-based, led by Leasing, up $50 million or 19 percent, Capital Markets & Hotels, up $31 million or 26 percent, and Project & Development Services, up $13 million or 21 percent.

•
Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.2 billion for the third quarter, compared with $1.1 billion last year. The firm continued to invest in technology and people for its clients in support of the growing business.

•
LaSalle Investment Management's advisory fees grew 7 percent; total revenue increased 3 percent driven by substantial incentive fees as certain funds near the end of their stated investment periods. LaSalle also recognized significant equity earnings from net valuation increases and investment dispositions.

•	Adjusted EBITDA margin calculated on a fee revenue basis was 14.8 percent for the third quarter, compared with 14.1 percent last year.

•	Adjusted earnings per share reached $2.52 for the third quarter, up 11 percent from last year despite a negative foreign exchange impact of approximately $0.23, or 10 percent compared with a year ago.

JLL Reports Third-Quarter 2015 Results - Page 4

Balance Sheet and Net Interest Expense:

•	The firm's total net debt was $435 million at quarter end, a decrease of $87 million from the second quarter of 2015.

•	Net interest expense for the third quarter was $6.8 million, down from $7.4 million in the third quarter of 2014 primarily due to lower average borrowings compared with last year.

•
Reflecting confidence in the firm's cash generation, the Board of Directors declared a semi-annual dividend of $0.29 per share, a 7 percent increase from the $0.27 per share payment made in June 2015. The dividend payment will be made on December 15, 2015, to shareholders of record at the close of business on November 13, 2015.

JLL Reports Third-Quarter 2015 Results - Page 5

Business Segment Performance Highlights
Americas Real Estate Services

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Leasing	$296.9	$256.2	16%	17%
Capital Markets & Hotels	74.9	72.2	4%	5%
Property & Facility Management Fee Revenue[1]	117.5	106.1	11%	16%
Property & Facility Management	168.0	166.7	1%	8%
Project & Development Services Fee Revenue[1]	63.4	57.2	11%	15%
Project & Development Services	65.1	57.2	14%	18%
Advisory, Consulting and Other	34.5	30.1	15%	17%
Operating Revenue	$587.2	$521.8	13%	16%

Equity Earnings	4.5	(0.8)	n.m.	n.m.
Total Segment Fee Revenue[1]	$591.7	$521.0	14%	16%
Total Segment Revenue	$643.9	$581.6	11%	14%

n.m. - not meaningful

Americas Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Leasing	$790.7	$694.4	14%	15%
Capital Markets & Hotels	226.2	172.5	31%	32%
Property & Facility Management Fee Revenue[1]	345.2	315.4	9%	13%
Property & Facility Management	499.3	466.8	7%	13%
Project & Development Services Fee Revenue[1]	176.5	153.2	15%	19%
Project & Development Services	180.4	154.7	17%	20%
Advisory, Consulting and Other	94.4	85.1	11%	13%
Operating Revenue	$1,633.0	$1,420.6	15%	17%

Equity Earnings	5.4	0.4	n.m.	n.m.
Total Segment Fee Revenue[1]	$1,638.4	$1,421.0	15%	17%
Total Segment Revenue	$1,796.4	$1,573.9	14%	17%

n.m. - not meaningful

Americas Performance Highlights:

•
Fee revenue for the quarter was $592 million, an increase of 16 percent from 2014. Revenue growth compared with last year was broad-based with Leasing up 17 percent; Advisory, Consulting and Other up 17 percent; Property and Facility Management up 16 percent; and Project & Development Services up 15 percent. Growth in the region was primarily led by U.S. markets including New York, Los Angeles and Atlanta.

JLL Reports Second-Quarter 2015 Results - Page 6

•	Fee-based operating expenses, excluding restructuring and acquisition charges, were $530 million for the quarter, compared with $473 million last year.

•	Operating income was $62 million for the quarter, compared with $48 million in 2014. Year-to-date operating income was $143 million, up from $112 million in 2014.

•
Adjusted EBITDA was $77 million for the quarter, compared with $60 million last year. Adjusted EBITDA margin for the quarter, calculated on a fee revenue basis, was 13.0 percent, compared with 11.4 percent in 2014. Year-to-date Adjusted EBITDA was $190 million, up from $150 million in 2014. Year-to-date Adjusted EBITDA margin calculated on a fee revenue basis was 11.6 percent, compared with 10.6 percent in 2014.

JLL Reports Third-Quarter 2015 Results - Page 7

EMEA Real Estate Services

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Leasing	$72.4	$66.6	9%	23%
Capital Markets & Hotels	110.3	90.8	21%	35%
Property & Facility Management Fee Revenue[1]	53.8	58.8	(9)%	3%
Property & Facility Management	75.0	81.6	(8)%	3%
Project & Development Services Fee Revenue[1]	40.7	35.8	14%	27%
Project & Development Services	133.6	83.4	60%	83%
Advisory, Consulting and Other	55.7	46.2	21%	35%
Operating Revenue	$332.9	$298.2	12%	25%

Equity Earnings	—	—	n.m.	—%
Total Segment Fee Revenue[1]	$332.9	$298.2	12%	25%
Total Segment Revenue	$447.0	$368.6	21%	37%

n.m. - not meaningful

EMEA Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Leasing	$185.9	$188.3	(1)%	14%
Capital Markets & Hotels	298.7	238.6	25%	42%
Property & Facility Management Fee Revenue[1]	156.4	171.2	(9)%	4%
Property & Facility Management	219.6	246.6	(11)%	1%
Project & Development Services Fee Revenue[1]	111.3	98.5	13%	30%
Project & Development Services	324.1	258.0	26%	48%
Advisory, Consulting and Other	160.8	144.6	11%	26%
Operating Revenue	$913.1	$841.2	9%	24%

Equity Earnings	0.7	—	n.m.	n.m
Total Segment Fee Revenue[1]	$913.8	$841.2	9%	24%
Total Segment Revenue	$1,189.8	$1,076.1	11%	27%

n.m. - not meaningful

EMEA Performance Highlights:

•	EMEA's performance during the third quarter was significantly higher in local currencies than in U.S. dollars due to the continued strength of the U.S. dollar against European currencies.

JLL Reports Third-Quarter 2015 Results - Page 8

•
Fee revenue for the quarter was $333 million, an increase of 25 percent from 2014. Revenue growth was driven by Capital Markets & Hotels up 35 percent; Advisory, Consulting and Other up 35 percent; Project & Development Services up 27 percent; and Leasing up 23 percent compared with last year. Growth in the region was led by the U.K., Germany and France.

•	Fee-based operating expenses, excluding restructuring and acquisition charges, were $307 million for the quarter, compared with $282 million last year.

•	Operating income was $26 million for the quarter, compared with $16 million in 2014. Year-to-date operating income was $56 million, up from $36 million in 2014.

•
Adjusted EBITDA was $33 million for the quarter, compared with $23 million last year. Adjusted EBITDA margin calculated on a fee revenue basis was 10.0 percent for the quarter, compared with 7.6 percent in 2014. Year-to-date Adjusted EBITDA was $74 million, up from $54 million in 2014. Year-to-date Adjusted EBITDA margin calculated on a fee revenue basis was 8.1 percent, compared with 6.4 percent in 2014.

JLL Reports Third-Quarter 2015 Results - Page 9

Asia Pacific Real Estate Services

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Leasing	$48.5	$45.3	7%	19%
Capital Markets & Hotels	38.5	29.9	29%	48%
Property & Facility Management Fee Revenue[1]	99.4	94.7	5%	18%
Property & Facility Management	135.3	128.0	6%	18%
Project & Development Services Fee Revenue[1]	21.8	19.6	11%	26%
Project & Development Services	33.6	40.7	(17)%	(6)%
Advisory, Consulting and Other	24.8	28.8	(14)%	(3)%
Operating Revenue	$233.0	$218.3	7%	20%

Equity Earnings	0.2	0.2	—%	8%
Total Segment Fee Revenue[1]	$233.2	$218.5	7%	20%
Total Segment Revenue	$280.9	$272.9	3%	15%

n.m. - not meaningful

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Leasing	$127.2	$121.4	5%	14%
Capital Markets & Hotels	99.0	81.2	22%	37%
Property & Facility Management Fee Revenue[1]	289.2	276.2	5%	15%
Property & Facility Management	396.9	379.8	5%	13%
Project & Development Services Fee Revenue[1]	60.7	51.2	19%	31%
Project & Development Services	99.0	96.1	3%	14%
Advisory, Consulting and Other	75.9	76.4	(1)%	9%
Operating Revenue	$652.0	$606.4	8%	18%

Equity Losses	0.2	0.1	n.m.	92%
Total Segment Fee Revenue[1]	$652.2	$606.5	8%	18%
Total Segment Revenue	$798.2	$755.0	6%	16%

n.m. - not meaningful

Asia Pacific Performance Highlights:

•
Asia Pacific's performance during the third quarter was significantly higher in local currencies than in U.S. dollars due to the continued strength of the U.S. dollar, particularly against the Australian dollar and Japanese yen.

•
Fee revenue for the quarter was $233 million, an increase of 20 percent from 2014. Revenue growth was driven by Capital Markets & Hotels up 48 percent, Leasing up 19 percent and Property & Facility Management up 18 percent, compared with last year. Growth in the region was led by Australia, India and China's tier one cities, including Beijing and Shanghai.

JLL Reports Third-Quarter 2015 Results - Page 10

•	Fee-based operating expenses, excluding restructuring and acquisition charges, were $220 million for the quarter, compared with $203 million last year.

•	Operating income was $13 million for the quarter, compared with $15 million in 2014. Year-to-date operating income was $34 million, up from $32 million in 2014.

•
Adjusted EBITDA was $17 million for the quarter, compared with $16 million last year. Adjusted EBITDA margin calculated on a fee revenue basis was 7.1 percent for the quarter, compared with 7.5 percent in 2014. Year-to-date Adjusted EBITDA was $44 million, up from $40 million in 2014. Year-to-date Adjusted EBITDA margin calculated on a fee revenue basis was 6.8 percent, compared with 6.5 percent in 2014.

JLL Reports Third-Quarter 2015 Results - Page 11

LaSalle Investment Management

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Advisory Fees	$60.7	$60.9	—%	7%
Transaction Fees & Other	5.0	10.8	(54)%	(50)%
Incentive Fees	68.5	70.6	(3)%	8%
Operating Revenue	$134.2	$142.3	(6)%	3%

Equity Earnings	20.7	20.1	3%	4%
Total Segment Revenue	$154.9	$162.4	(5)%	3%

n.m. - not meaningful

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2015	2014

Advisory Fees	$181.3	$176.8	3%	11%
Transaction Fees & Other	19.5	19.8	(2)%	7%
Incentive Fees	99.3	79.5	25%	38%
Operating Revenue	$300.1	$276.1	9%	18%

Equity Earnings	57.6	40.4	43%	44%
Total Segment Revenue	$357.7	$316.5	13%	21%

n.m. - not meaningful

LaSalle Investment Management Performance Highlights:

•
Total segment revenue was $155 million for the quarter, compared with $162 million last year. This included advisory fee growth of 7 percent, $69 million of incentive fees and $21 million of equity earnings.

•
Incentive fees and equity earnings were notable for the quarter, despite a tough 2014 comparable. Incentive fees were driven by the sale of assets as LaSalle realized gains from legacy investments, whereas equity earnings were primarily valuation driven.

•	Operating expenses were $92 million for the quarter, compared with $95 million last year. Operating income was $63 million for the quarter, compared with $68 million last year.

•
Adjusted EBITDA was $63 million for the quarter, compared with $68 million last year. Adjusted EBITDA margin was 40.9 percent, compared with 42.0 percent in 2014. Year-to-date Adjusted EBITDA was $130 million, up from $108 million in 2014. Year-to-date Adjusted EBITDA margin was 36.3 percent, compared to 34.0 percent in 2014.

•	Capital raise was $838 million for the quarter and $3.8 billion year-to-date.

•
Assets under management were $57.2 billion as of September 30, 2015, up from $56.0 billion as of June 30, 2015. The net increase in assets under management resulted from $2.5 billion of acquisitions and takeovers, $1.7 billion of dispositions and withdrawals, $0.7 billion of net valuation decreases and $1.1 billion of net foreign currency increases.

JLL Reports Third-Quarter 2015 Results - Page 12

About JLL
JLL (NYSE: JLL) is a professional services and investment management firm offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. A Fortune 500 company with annual fee revenue of $4.7 billion and gross revenue of $5.4 billion, JLL has more than 230 corporate offices, operates in more than 80 countries and has a global workforce of approximately 58,000.  On behalf of its clients, the firm provides management and real estate outsourcing services for a property portfolio of 3.4 billion square feet, or 316 million square meters, and completed $118 billion in sales, acquisitions and finance transactions in 2014. Its investment management business, LaSalle Investment Management, has $57.2 billion of real estate assets under management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com.

200 East Randolph Drive Chicago Illinois 60601 │ 30 Warwick Street London W1B 5NH │ 9 Raffles Place #39-00 Republic Plaza Singapore 048619

Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives and dividend payments of JLL to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL’s business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL’s Annual Report on Form 10-K for the year ended December 31, 2014, on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in JLL’s expectations or results, or any change in events.

JLL Reports Third-Quarter 2015 Results - Page 13

Conference Call
Management will conduct a conference call with shareholders, analysts and investment professionals on Wednesday, October 28, 2015 at 9:00 a.m. EDT.
If you would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will also be required):

∙	U.S. callers:	+1 844 231 9804
∙	International callers:	+1 402 858 7998
∙	Passcode:	49805888

Webcast
We are also offering a live webcast.  Follow these steps to participate:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Log on to http://www.visualwebcaster.com/event.asp?id=102889

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, please call the Webcast Hotline +1 800 744 9473 and provide your Event ID (102889).

Supplemental Information
Supplemental information regarding the third-quarter 2015 earnings call has been posted to the Investor Relations section of the company's website:  www.jll.com.

Conference Call Replay
Available: 12:00 p.m. EDT Wednesday, October 28, 2015 through 11:59 p.m. EST Saturday, November 28, 2015 at the following numbers:

∙	U.S. callers:	+1 855 859 2056	or + 1 800 585 8367
∙	International callers:	+1 404 537 3406
∙	Passcode:	49805888

Web Audio Replay
An audio replay will be available. Information and the link can be found on the company’s website:  www.jll.com.
If you have any questions, please contact JLL’s Investor Relations department at: JLLInvestorRelations@am.jll.com.
###

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2015 and 2014
(in thousands, except share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014	2015	2014

Revenue	$1,501,267	$1,365,975	$4,078,254	$3,680,622

Operating expenses:
Compensation and benefits	896,080	828,241	2,459,056	2,226,804
Operating, administrative and other	440,119	388,290	1,245,443	1,141,376
Depreciation and amortization	26,643	22,023	77,060	67,214
Restructuring and acquisition charges [4]	18,108	(37)	20,757	41,379
Total operating expenses	1,380,950	1,238,517	3,802,316	3,476,773

Operating income [1]	120,317	127,458	275,938	203,849

Interest expense, net of interest income	(6,774)	(7,361)	(20,369)	(21,661)
Equity earnings from real estate ventures	25,362	19,552	63,873	40,945

Income before income taxes and noncontrolling interest [4]	138,905	139,649	319,442	223,133
Provision for income taxes [4]	25,720	34,912	71,576	29,889
Net income [4]	113,185	104,737	247,866	193,244

Net income attributable to noncontrolling interest	2,776	453	5,252	1,116
Net income attributable to the Company	$110,409	$104,284	$242,614	$192,128

Dividends on unvested common stock, net of tax benefit	—	—	163	176
Net income attributable to common shareholders	$110,409	$104,284	$242,451	$191,952

Basic earnings per common share	$2.45	$2.33	$5.40	$4.30

Basic weighted average shares outstanding	45,001,309	44,809,133	44,905,217	44,637,429

Diluted earnings per common share [2]	$2.43	$2.30	$5.34	$4.24

Diluted weighted average shares outstanding	45,452,959	45,290,595	45,394,517	45,241,766

EBITDA [3]	$172,322	$169,033	$416,871	$312,008

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
For the Three and Nine Months Ended September 30, 2015 and 2014
(in thousands)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014	2015	2014
REAL ESTATE SERVICES

AMERICAS
Revenue:
Operating revenue	$639,405	$582,387	$1,791,071	$1,573,552
Equity earnings (losses)	4,450	(756)	5,366	446
Total segment revenue	643,855	581,631	1,796,437	1,573,998
Gross contract costs [1]	(52,150)	(60,601)	(158,047)	(152,863)
Total segment fee revenue	591,705	521,030	1,638,390	1,421,135

Operating expenses:
Compensation, operating and administrative expenses	566,668	521,987	1,606,929	1,423,746
Depreciation and amortization	15,638	11,658	46,511	38,500
Total segment operating expenses	582,306	533,645	1,653,440	1,462,246
Gross contract costs [1]	(52,150)	(60,601)	(158,047)	(152,863)
Total fee-based segment operating expenses	530,156	473,044	1,495,393	1,309,383

Operating income	$61,549	$47,986	$142,997	$111,752

Adjusted EBITDA	$77,187	$59,644	$189,508	$150,252

EMEA
Revenue:
Operating revenue	$447,037	$368,564	$1,189,070	$1,076,088
Equity earnings	8	13	752	14
Total segment revenue	447,045	368,577	1,189,822	1,076,102
Gross contract costs [1]	(114,125)	(70,403)	(276,047)	(234,929)
Total segment fee revenue	332,920	298,174	913,775	841,173

Operating expenses:
Compensation, operating and administrative expenses	413,838	345,893	1,116,030	1,022,599
Depreciation and amortization	6,800	6,355	18,099	17,303
Total segment operating expenses	420,638	352,248	1,134,129	1,039,902
Gross contract costs [1]	(114,125)	(70,403)	(276,047)	(234,929)
Total fee-based segment operating expenses	306,513	281,845	858,082	804,973

Operating income	$26,407	$16,329	$55,693	$36,200

Adjusted EBITDA	$33,207	$22,684	$73,792	$53,503

	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014	2015	2014
ASIA PACIFIC
Revenue:
Operating revenue	$280,651	$272,708	$797,974	$754,890
Equity earnings	193	198	215	119
Total segment revenue	280,844	272,906	798,189	755,009
Gross contract costs [1]	(47,697)	(54,419)	(145,955)	(148,483)
Total segment fee revenue	233,147	218,487	652,234	606,526

Operating expenses:
Compensation, operating and administrative expenses	264,261	254,352	753,763	713,111
Depreciation and amortization	3,657	3,444	10,878	9,869
Total segment operating expenses	267,918	257,796	764,641	722,980
Gross contract costs [1]	(47,697)	(54,419)	(145,955)	(148,483)
Total fee-based segment operating expenses	220,221	203,377	618,686	574,497

Operating income	$12,926	$15,110	$33,548	$32,029

Adjusted EBITDA	$16,583	$16,338	$44,426	$39,682

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$134,174	$142,316	$300,139	$276,092
Equity earnings	20,711	20,097	57,540	40,366
Total segment revenue	154,885	162,413	357,679	316,458

Operating expenses:
Compensation, operating and administrative expenses	91,432	94,299	227,777	208,724
Depreciation and amortization	548	566	1,572	1,542
Total segment operating expenses	91,980	94,865	229,349	210,266

Operating income	$62,905	$67,548	$128,330	$106,192

Adjusted EBITDA	$63,453	$68,114	$129,902	$107,734

SEGMENT RECONCILING ITEMS
Total segment revenue	$1,526,629	$1,385,527	$4,142,127	$3,721,567
Reclassification of equity earnings	25,362	19,552	63,873	40,945
Total revenue	$1,501,267	$1,365,975	$4,078,254	$3,680,622

Total operating expenses before restructuring and acquisition charges	1,362,842	1,238,554	3,781,559	3,435,394
Operating income before restructuring and acquisition charges	$138,425	$127,421	$296,695	$245,228

Restructuring and acquisition charges [4]	18,108	(37)	20,757	41,379
Operating income after restructuring and acquisition charges	$120,317	$127,458	$275,938	$203,849

Total adjusted EBITDA	$190,430	$166,780	$437,628	$351,171
Restructuring and acquisition charges [4]	18,108	(2,253)	20,757	39,163
Total EBITDA	$172,322	$169,033	$416,871	$312,008

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
September 30, 2015, December 31, 2014 and September 30, 2014
(in thousands)
	(Unaudited)		(Unaudited)
	September 30,	December 31,	September 30,
	2015	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$193,499	$250,413	$162,568
Trade receivables, net of allowances	1,407,440	1,375,035	1,216,322
Notes and other receivables	222,270	181,377	193,324
Warehouse receivables	41,274	83,312	185,797
Prepaid expenses	90,065	64,963	84,484
Deferred tax assets, net	129,869	135,251	122,353
Other	9,980	27,825	29,399
Total current assets	2,094,397	2,118,176	1,994,247

Property and equipment, net of accumulated depreciation	377,832	368,361	344,765
Goodwill, with indefinite useful lives	1,999,623	1,907,924	1,910,990
Identified intangibles, net of accumulated amortization	43,384	38,841	40,443
Investments in real estate ventures	311,814	297,142	290,674
Long-term receivables	110,044	85,749	94,170
Deferred tax assets, net	104,670	90,897	64,832
Deferred compensation plans	128,910	111,234	108,484
Other	64,352	57,012	86,181
Total assets	$5,235,026	$5,075,336	$4,934,786

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$636,824	$630,037	$518,704
Accrued compensation	790,977	990,678	665,556
Short-term borrowings	30,504	19,623	43,292
Deferred tax liabilities, net	16,554	16,554	11,606
Deferred income	143,913	104,565	119,963
Deferred business acquisition obligations	48,616	49,259	46,462
Warehouse facility	41,274	83,312	185,797
Minority shareholder redemption liability	—	11,158	10,909
Other	153,109	141,825	157,987
Total current liabilities	1,861,771	2,047,011	1,760,276

Noncurrent liabilities:
Credit facility	235,005	—	250,000
Long-term senior notes	275,000	275,000	275,000
Deferred tax liabilities, net	17,723	17,082	18,029
Deferred compensation	142,551	125,857	114,576
Deferred business acquisition obligations	37,975	68,848	65,937
Minority shareholder redemption liability	—	—	—
Other	130,301	118,969	94,111
Total liabilities	2,700,326	2,652,767	2,577,929

	(Unaudited)		(Unaudited)
	September 30,	December 31,	September 30,
	2015	2014	2014
Redeemable noncontrolling interest	8,917	13,449	13,638

Company shareholders' equity:
Common stock, $.01 par value per share,100,000,000 shares authorized; 45,033,713, 44,828,779, and 44,817,758 shares issued and outstanding as of September 30, 2015, December 31, 2014 and September 30, 2014, respectively	450	448	448
Additional paid-in capital	980,698	961,850	957,374
Retained earnings	1,861,427	1,631,145	1,448,602
Shares held in trust	(6,328)	(6,407)	(6,407)
Accumulated other comprehensive income (loss)	(329,747)	(200,239)	(76,839)
Total Company shareholders' equity	2,506,500	2,386,797	2,323,178

Noncontrolling interest	19,283	22,323	20,041
Total equity	2,525,783	2,409,120	2,343,219

Total liabilities and equity	$5,235,026	$5,075,336	$4,934,786

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2015 and 2014
(in thousands)

	Nine Months Ended
	September 30,
	2015	2014

Cash (used in) provided by operating activities	$(18,245)	$42,356

Cash used in investing activities	(184,464)	(111,503)

Cash provided by financing activities	160,243	82,769

Effect of currency exchange rate changes on cash and cash equivalents	(14,448)	(3,780)

Net (decrease) increase in cash and cash equivalents	$(56,914)	$9,842

Cash and cash equivalents, beginning of period	250,413	152,726

Cash and cash equivalents, end of period	$193,499	$162,568

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1. Consistent with U.S. GAAP (“GAAP”), gross contract vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both revenue and operating expenses. Gross contract costs are excluded from revenue and operating expenses in determining “fee revenue” and “fee-based operating expenses,” respectively. Excluding these costs from revenue and operating expenses more accurately reflects how the firm manages its expense base and its operating margins.

Adjusted operating income excludes the impact of restructuring and acquisition charges. “Adjusted operating income margin” is calculated by dividing adjusted operating income by fee revenue. Below are reconciliations of revenue and operating expenses to fee revenue and fee-based operating expenses, as well as adjusted operating income margin calculations, for the three and nine months ended September 30, 2015 and 2014.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2015	2014	2015	2014

Revenue	$1,501.3	$1,366.0	$4,078.2	$3,680.6
Gross contract costs	(214.0)	(185.4)	(580.0)	(536.3)
Fee revenue	$1,287.3	$1,180.6	$3,498.2	$3,144.3

Operating expenses	$1,381.0	$1,238.5	$3,802.3	$3,476.8
Gross contract costs	(214.0)	(185.4)	(580.0)	(536.3)
Fee-based operating expenses	$1,167.0	$1,053.1	$3,222.3	$2,940.5

Operating income	$120.3	$127.5	$275.9	$203.8

Add:
Restructuring and acquisition charges*	18.1	(2.2)	20.8	39.2
Adjusted operating income	$138.4	$125.3	$296.7	$243.0

Adjusted operating income margin	10.8%	10.6%	8.5%	7.7%
*See note 4 for more information on restructuring and acquisition charges

2. Net restructuring and acquisition charges are excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income for the three and nine months ended September 30, 2015 and 2014. Adjusted net income in the table below for the three and nine months ended September 30, 2014 no longer incorporates an adjustment to exclude the net intangible amortization related to the 2011 King Sturge acquisition; such amounts were $0.5 million and $1.6 million of amortization expense for the three and nine months ended September 30, 2014, respectively. There was no comparable activity during the three and nine months ended September 30, 2015.

Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share for each net income total:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions, except per share data)	2015	2014	2015	2014

GAAP net income attributable to common shareholders	$110.4	$104.3	$242.5	$192.0
Shares (in 000s)	45,453	45,291	45,395	45,242
GAAP diluted earnings per share	$2.43	$2.30	$5.34	$4.24

GAAP net income attributable to common shareholders	$110.4	$104.3	$242.5	$192.0
Restructuring and acquisition charges, net*	4.0	(1.6)	6.0	3.5
Adjusted net income	$114.4	$102.7	$248.5	$195.5

Shares (in 000s)	45,453	45,291	45,395	45,242

Adjusted diluted earnings per share	$2.52	$2.27	$5.47	$4.32
*See note 4 for more information on restructuring and acquisition charges

3. Adjusted EBITDA represents earnings before interest expense net of interest income, income taxes, depreciation and amortization, adjusted for restructuring and acquisition charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2015	2014	2015	2014

GAAP net income	$113.2	$104.7	$247.9	$193.2
Add:
Interest expense, net of interest income	6.8	7.4	20.4	21.7
Provision for (benefit from) income taxes	25.7	34.9	71.5	29.9
Depreciation and amortization	26.6	22.0	77.1	67.2

EBITDA	$172.3	$169.0	$416.9	$312.0
Add:
Restructuring and acquisition charges	18.1	(2.2)	20.8	39.2
Adjusted EBITDA	$190.4	$166.8	$437.7	$351.2
4. Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments has been determined not to be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

Restructuring and acquisition charges presented in the Financial Statement Notes for the three and nine months ended September 30, 2014 includes a pre-tax benefit of $2.2 million associated with acquisition-related activity that was presented within Operating, administrative and other expenses in the consolidated statements of operations for the quarter and reclassified for full-year 2014 reporting comparability.

Restructuring and acquisition charges of $18 million in the quarter ended September 30, 2015 include $13 million related to the write-off of an indemnification asset which arose from prior period acquisition activity. This write-off is offset by the recognition of a tax benefit of an equal amount in the provision for income taxes, and therefore has no impact on net income.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
($ in millions)	GAAP	Adjusting Item	Adjusted	GAAP	Adjusting Item	Adjusted

Income before income taxes and noncontrolling interest	$138.9	$12.8	$151.7	$319.4	$12.8	$332.2
Provision for income taxes	25.7	12.8	38.5	71.5	12.8	84.3
Net Income	$113.2		$113.2	$247.9		$247.9

Excluding the impact of this item, the adjusted provision for income taxes for the three months ended September 30, 2015 of $38.5 reflects a 25.4 percent effective tax rate on adjusted income before taxes of $151.7 million.

5. Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. LaSalle Investment Management provides investment management services to institutional investors and high-net-worth individuals.

6. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, to be filed with the Securities and Exchange Commission shortly.

7. EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China.

8. Certain prior year amounts have been reclassified to conform to the current presentation.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316